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EXHIBIT 10.14

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), made and entered into effective the close of business on the 15th day of August, 2000, by and between The Good Guys, Inc., a Delaware corporation ("COMPANY"), and Kenneth R Weller ("EXECUTIVE").

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Company hereby agrees to employ Executive and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth:

                             STATEMENT OF AGREEMENT

     1. Duties of Executive.

         (a) President. Executive agrees that during the term of this Agreement, he will devote his best efforts and all of his business time and attention to the business of the Company and will faithfully and diligently carry out the duties of President. Executive's duties shall include those normally performed by a chief operating officer, except initially for duties in the finance, merchandising and advertising areas of the business. In such capacity, Executive shall report directly to the Chief Executive Officer.

         (b) Board of Directors. On or before September 1, 2000, Company shall cause Executive to be appointed to Company's Board of Directors.

     2. Compensation.

         (a) Base Salary. Company shall pay Executive a base salary at the annual rate of not less than Four Hundred Thousand Dollars ($400,000.00) as determined by Company's Board of Directors ("ANNUAL BASE SALARY"). The base salary shall be reviewed annually and adjusted upwards as appropriate based on performance and any increase in responsibilities.

         (b) Annual Cash Incentive Bonus. In addition to his base salary, Executive shall be eligible to receive from Company, commencing with the fiscal year that begins on October 1, 2000, an annual incentive bonus ("ANNUAL INCENTIVE BONUS"), payable in cash within ninety (90) days following the end of such fiscal year, in an amount of up to 100% of Executive's Annual Base Salary as reasonably determined by the Board of Directors based upon factors including, but not limited to, Executive's achievement of established professional goals as well as the financial performance of the Company for that particular fiscal year. In the event the Cash Incentive Bonus program is not established on or before the November 9, 2000 board meeting, and before the annual anniversary date in each year



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     thereafter, Executive shall be entitled to a minimum annual bonus equal to
     50% of Executive's Annual Base Salary for such year. Executive acknowledges that the Company is considering changing its fiscal year, and that if such change occurs then such bonus dates shall be adjusted appropriately in order to maintain economic parity for Executive. Each Annual Incentive Bonus distribution, if any, will be conditioned upon Executive being fully employed by Company on the date of distribution, except in the third year of the Agreement when the bonus shall vest on the termination date of this Agreement (provided Executive is then employed by Company and it has otherwise been earned) and be payable to Executive on or before December 31, 2002.

         (c) Options. Effective upon Executive's commencement date of employment, Executive shall be granted a non-qualified stock option to purchase one million (1,000,000) shares of the Company's common stock, exercisable over a period of three (3) years, vesting at the rate of thirty-three and one third percent (33 1/3 %) per year (on 8/15/2001, 8/15/2002 and 8/15/2003) and having an exercise price equal to the fair market value of the Company's common stock as of August 15, 2000 (based on the closing price of such stock on the Nasdaq National Market on that date). In the event of a reorganization, statutory or other merger or consolidation in which the stockholders of the Company immediately before the transaction do not own 50% or more of the stock of the Company immediately after the transaction or a sale or transfer of all or substantially all of the Company's properties and assets (a "change of control") all such options shall fully vest and may be exercised and the underlying shares sold, subject to compliance with applicable securities laws, without reference to any company mandated holding period.. All such options shall immediately terminate in the event of any breach of the provisions of Section 6 hereof. Further, Company agrees to use its best efforts to register all unregistered shares owned by Executive as a result of exercise of such options no later than six months after the exercise of any such option. In the event the shares are not so registered, Executive shall have the first option each month to sell the maximum number of shares permitted under Rule 144 should the Company then have in effect a policy restricting such sales.

         (d) Special Stock Purchases. As additional consideration for Executive's execution and delivery of this Agreement, Executive will be given the opportunity to purchase for cash up to five hundred thousand (500,000) shares of restricted stock on or before September 1, 2000 at the fair market value of the Company's common stock as of August 16, 2000 (based on the closing price of such stock on the Nasdaq National Market on that date) In conjunction therewith, Executive shall also receive fifty per cent (50%) warrant coverage for any shares purchased under this subsection, exercisable within three (3) years of the effective date hereof at the price paid for the purchased shares. Company agrees to use its best efforts to register all unregistered shares owned by Executive not later than six months after acquisition of such shares. In the event the shares are not registered Executive shall have the first option each month to sell the maximum number of shares permitted under Rule 144 should the Company then have in effect a policy restricting such sales.


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         (e) Favored Nations Provision.In the event that at any time during the term hereof Company shall extend anti-dilution or preemptive rights to any other party, then such rights shall automatically be extended to Executive with respect to shares or options then held by Executive hereunder.

     3. Benefits.

         (a) Generally. Executive shall be entitled to participate in or receive benefits under any and all employee benefit plans and arrangements made available by Company at any time and from time to time during the term of this Agreement to any of its executive officers and key management personnel, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

         (b) Relocation Expenses. Company agrees to pay Executive for reasonable relocation expenses commensurate with the provisions of the Company's current relocation policy. Notwithstanding the foregoing, the twenty-five thousand dollar ($25,000) maximum relative to closing costs on the sale of a home shall not be applicable to Executive, and Executive shall have the prerogative of selecting his own realtor to assist in the relocation effort. Company agrees that the amount of all such relocation reimbursement shall be grossed up by an amount equal to the estimated federal and state income tax rate multiplied by the incremental taxable income reported which shall apply to Executive.

         (c) Vacations. Executive shall be entitled to paid vacation during each calendar year, consistent with the policies then applicable to executive officers and key management personnel, but in no event fewer than four (4) weeks. Notwithstanding the foregoing, Executive shall be entitled to additional paid vacation during the period from August 16 through September 1, 2000 in order to facilitate his transition to the duties described herein.

         (d) Reimbursement of Expenses. Company shall reimburse Executive, upon presentation of receipts or other adequate documentation, for all necessary and reasonable business expenses incurred by Executive in the course of rendering services to Company under this Agreement.

     4. Nondisclosure. Executive acknowledges that during the course of his performance of services for the Company, he will acquire technical knowledge with respect to the Company's business operations, including, by way of illustration, the Company's investment plans or strategies, trade secrets, customer lists, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans and all other information pertaining to the business of the Company (or any affiliate) that is not publicly available (the "CONFIDENTIAL INFORMATION"); provided however, that the term Confidential Information shall not include (a) any information which is or becomes publicly available otherwise than through breach of this Agreement or (b) any information which is or becomes known or available to Executive on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Executive.


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Executive agrees that he will not, while employed by the Company, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with his duties on behalf of the Company, or use, except on behalf of the Company, any Confidential Information acquired by Executive during the term of his employment. Executive further agrees that he will not, at any time after his employment with the Company has ended, divulge to any person, directly or indirectly any Confidential
Information nor use the Confidential Information in any way detrimental to the Company.

     5. Nonsolicitation. Except with the Board of Director's prior written approval, during Executive's employment with Company and for one (1) year after the termination of expiration thereof, Executive will not directly or indirectly: (i) solicit, entice, persuade or induce any employee of Company's to terminate such employee's employment by the Company or to become employed by any person other than Company; (ii) approach any such employee for any of the foregoing purposes or, (iii) authorize, solicit or assist in the taking of such actions by any third party.

     6. Noncompete. During Executive's period of employment and for one (1) year after the termination or expiration of Executive's employment, Executive will not directly or indirectly, anywhere in the United States, engage, participate, make any financial investment in, or become employed by or render advisory services to or for any Person or other business enterprise (other than Company) that is engaged in the consumer electronics business or any other material line of business in which the Company is engaged after the date hereof ("COMPETITIVE ACTIVITIES"). The foregoing covenant respecting Competitive Activities will not be construed to preclude Executive from making any investments in the securities of any company, whether or not engaged in competition with the Company, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed one percent (1.0%) of the issued and outstanding share of such company or give Executive the right or power to control or participate directly in making the policy decisions of such company. Notwithstanding the provisions herein, Executive shall not be prohibited from returning to work for Best Buy, Inc. or its affiliates in the event of termination of this Agreement.

     7. Term. Executive's employment hereunder shall commence on August 16, 2000. The initial term of employment shall be three (3) years unless earlier terminated by reason of death, disability (which shall mean continuous inability to substantially perform the responsibilities of the position for a period of more than six months) or cause. The Company, however, may terminate Executive's employment at any time during the term for any reason, provided that Executive shall be entitled to receive one year's severance pay based upon Executive's then current Annual Base Salary in the event the termination was other than for cause. The term "cause" shall be construed to mean continued neglect of Executive's duties, misconduct in connection with the performance of Executive's duties or dishonesty. In the event of termination by the Company for any reason other than voluntary resignation by Executive or dismissal for "limited cause", all unexercised options shall vest and shall be exercisable at any time during the six month period after termination. For purposes of the above, "limited cause" shall mean only gross negligence, willful malfeasance, or

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criminal activity. After any such termination, Executive shall have the first option each month to sell the maximum number of shares permitted under Rule 144 should the Company then have in effect a policy restricting such sales.

     8. Company Policies. Executive shall execute the Company's Code of Conduct and explicitly agree to be bound by its terms. For the convenience of Company, Executive shall be entitled to use a Company apartment in the San Francisco Bay area, in compliance with Company's policies related to its use.

     9. Severability and Reformation. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

     10. Integrated Agreement. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, and there are no agreements or understandings between the parties other than those set forth herein or herein provided for.

     11. Waiver. No waiver of any right under this Agreement shall be deemed effective unless the same is set forth in writing and signed by the party giving such waiver.

     12. Headings. The headings used in this Agreement are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

     13. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service or facsimile transmission (with electronic confirmation of successful transmission) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

         (a) If to Company:        The Good Guys, Inc.
                                   7000 Marina Boulevard
                                   Brisbane, California 94005-1840

         (b) If to Executive:      Kenneth R. Weller
                                   5021 Vernon Avenue PMB #199
                                   Edina, MN  55436

     Notice so given shall, in the case of mail, be deemed to be given and received on the fourth calendar day after posting, in the case overnight delivery service, on the date of actual


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delivery and, in the case of facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

     15. Assignment. This Agreement is personal to Executive and may not be assigned in any way by Executive without the prior written consent of Company. This Agreement shall not be assignable or delegable by Company.

     16. Counterparts. This Agreement may be executed in counterparts, each of which will take effect as an original and all of which shall evidence one and the same Agreement.

     17. Minneapolis Office. Executive shall establish and maintain, a Minneapolis office and the Company shall pay directly or reimburse Executive for up to $3,000.00 per month for expenses associated with such office.


IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DATES STATED BELOW.

                                        THE GOOD GUYS, INC.



Dated: August 15, 2000                  By:  /s/ Ronald A. Unkefer
                                           ----------------------------
                                        Name: Ronald A. Unkefer
                                        Title: Chief Executive Officer


                                        EXECUTIVE:



Dated: August 15, 2000                  /s/  Kenneth R. Weller
                                        --------------------------------
                                        Kenneth R. Weller


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